Exhibit 3.1

Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2026041600092 - 5164445 20265674326 Amendment After Issuance of Stock 04/16/2026 06:43:06 AM 4 OFFICE OF THE SECRETARY OF STATE Business Entity - Filing Acknowledgement 04/16/2026 Indexed Entity Information: Entity ID: E15365242021 - 1 Entity Status: Active Entity Name: La Rosa Holdings Corp. Expiration Date: None Commercial Registered Agent VCORP SERVICES, LLC 701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Name of entity as on file with the Nevada Secretary of State : La Rosa Holdings Corp. Entity or Nevada Business Identification Number (NVID) : NV20212136586 1. Entity information Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 95.65% Or No action by stockholders are required Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Business Number E15365242021 - 1 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265674326 Filed On 04/16/2026 06:43:06 AM Number of Pages 4 This form must be accompanied by appropriate fees. page 1 of 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: **04/20/2026** Time: **12:01 AM**

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☑ Other.

The articles have been amended as follows: (provide article numbers, if available)

Other Articles: Article 3 is amended by adding the Section 3.09 (see attached Exhibit A)

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X **Joseph La Rosa** **Officer**

Signature of Officer, Incorporator or Authorized Signer Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees. page 2 of 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov This form must be accompanied by appropriate fees. page 3 of 3

La Rosa EXHIBIT A CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF LA ROSA HOLDINGS CORP. La Rosa Holdings Corp., a corporation organized and existing in the State of Nevada (the “Company”), hereby certifies as follows: 1. Article 3 of the Amended and Restated Articles of Incorporation of the Company, as amended, shall be amended by adding the following Section 3.09: “ 3 . 09 . April 2026 Reverse Stock Split . Effective as of 12 : 01 a . m . , Eastern Time, on April 20 , 2026 (the “April 2026 Split Effective Time”), every 10 shares of Common Stock issued and outstanding or held by the Company as treasury shares as of the April 2026 Split Effective Time shall automatically, and without action on the part of the Company or the stockholders, be combined and converted into one (1) validly issued, fully paid and non - assessable share of Common Stock, without increasing or decreasing the par value of each share of Common Stock (the “April 2026 Reverse Split”) . No fractional shares of Common Stock shall be issued as a result of the April 2026 Reverse Split and shall be rounded up to a whole share . The April 2026 Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent . Each certificate or book entry position that immediately prior to the April 2026 Split Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above . The April 2026 Reverse Stock Split shall not have effect on the preferred stock of the Company, as well as on the authorized number or par value of the capital stock of the Company . ” 2. Except as set forth in this Certificate of Amendment, the Amended and Restated Articles of Incorporation of the Company, as amended, shall remain in full force and effect. 3. This Certificate of Amendment has been approved and duly adopted by the Company’s Board of Directors and stockholders. 4. This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on April 20, 2026. IN WITNESS WHEREOF, said Company has caused this certificate to be signed on April 16 , 2026 . By: Name: Joseph Title: Chief Executive Officer Business Number E15365242021 - 1 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265674326 Filed On 04/16/2026 06:43:06 AM Number of Pages 4